AMENDMENT
                             DATED FEBRUARY 17, 2006
                                     TO THE
                  DISTRIBUTION PLAN--A-CLASS AND H-CLASS SHARES
                                       OF
                               RYDEX DYNAMIC FUNDS
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

                                    EXHIBIT A

                               RYDEX DYNAMIC FUNDS
                                DISTRIBUTION FEES
                          AS AMENDED FEBRUARY 17, 2006

RYDEX DYNAMIC FUNDS

         Dynamic S&P 500 Fund (formerly Titan 500 Fund)
         Inverse Dynamic S&P 500 Fund (formerly Tempest 500 Fund)
         Inverse Dynamic OTC Fund (formerly Venture 100 Fund)
         Dynamic OTC Fund (formerly Velocity 100 Fund)
         Dynamic Dow (formerly Long Dynamic Dow 30 Fund)
         Inverse Dynamic Dow (formerly Inverse Dynamic Dow 30 Fund) LEVERAGED RUSSELL 2000 FUND
         INVERSE RUSSELL 2000 FUND

DISTRIBUTION FEES

         H-Class Shares..........................twenty-five basis points (.25%)

         A-Class Shares..........................twenty-five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.